Canadian Zinc Corporation
700 Pender Street West Suite 1202
Vancouver BC  V6C 1G8

June 17,2004

Alberta Securities Commission	Office of the Administrator, New Brunswick
British Columbia Securities Commission	Ontario Securities Commission
L'Autorité des marchés financiers	Registrar of Securities, Prince Edward Island
Manitoba Securities Commission	Saskatchewan Securities Commission
Northwest Territory Securities Commission	Securities Commission of Newfoundland
Nova Scotia Securities Commission	Yukon Securities Commission
Nunavut Securities Commission
Toronto Stock Exchange	TSX Venture Exchange

Canadian Zinc Corporation
Report of Voting Results

Pursuant to section 11.3 of National Instrument 51-102, the following matters were pit to vote at the annual and special general meeting Canadian Zinc Corporation (the "Issuer") held on June 16, 2004.  The report on the voting results are as follows:

1.

Number of Directors

By a vote of show of hands, the number of directors was determined at seven.

2.

Election of Directors

By a vote of show of hands, the following persons were elected as directors of the Issuer until the next annual general meeting:

Robert Gayton
John F. Kearney
John MacPherson
Dave Nickerson
Alan C. Savage
David Shaw
Alan B. Taylor

3.

Appointment of Auditors

By a vote of show of hands, Ellis Foster were appointed as auditors of the Issuer for the ensuing year.

4.

Auditors' Remuneration

By a vote of show of hands, the directors were authorized to fix the auditors' remuneration.

5.

Amend Notice of Articles to Delete Certain "Pre-Existing Company Provisions"

By a vote of show of hands, the Notice of Articles will be amended to delete certain "Pre-Existing Company Provisions".

6.

Amend Notice of Articles to Change the Authorized Capital

By a vote of show of hands, the Notice of Articles will be amended to change the authorized capita to an unlimited number of common shares without par value

7.

Adoption New Articles

By a vote of show of hands, new Articles are adopted.

8.

Creation of 2004 Stock Option Plan

By a vote of show of hands, the 2004 Stock Option Plan was approved

9.

Approval of Rolling 10% Stock option Plan

By a poll vote of a 4,032,596 in favour, to 3,010,866 against, a rolling 10% stock option plan was approved

10.

Private Placements

By a vote of show of hands, to approve the issuance of such number of securities as would result in the Issuer issuing or making issuable 68,496,427 Shares.

Canadian Zinc Corporation

Per:

“signed”

John F. Kearney,

Chairman, President and Chief Executive Officer